UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2021

BEAM THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39208	81-5238376
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

26 Landsdowne St.
Cambridge, MA		02139
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (857) 327-8775

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BEAM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 9, 2021, Beam Therapeutics Inc. (the “Company”) held its 2021 annual meeting of stockholders (the “Annual Meeting”). The following are the voting results for the proposals considered and voted upon at the Annual Meeting, all of which were described in the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on April 23, 2021.

Proposal 1 — The following nominees were elected as Class I directors to serve on the Company’s board of directors until the Company’s 2024 annual meeting of stockholders, and until their respective successors have been duly elected and qualified, based on the following votes:

Nominee	For	Against	Abstentions	Broker Non-Votes
Kristina Burow	31,570,398	6,874,549	8,883	7,170,395
Graham Cooper	34,139,249	4,304,023	10,558	7,170,395

Proposal 2 — The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2021 was ratified, based on the following votes:

For	Against	Abstentions	Broker Non-Votes
45,478,127	35,783	110,315	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAM THERAPEUTICS INC.

Date: June 11, 2021	By:	/s/ John Evans
John Evans
Chief Executive Officer